EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 21, 2002, included in Northern States Power Company — Minnesota’s previously filed Registration Statement on Form S-3 No. 333-59098 (relating to Northern States Power Company — Minnesota’s $600,000,000 Principal Amount of Debt Securities). It should be noted that we have not audited any financial statements of Northern States Power Company — Minnesota subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Minneapolis, Minnesota
March 29, 2002

EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 21, 2002, included in Public Service Company of Colorado’s previously filed Registration Statement on Form S-3 No. 333-81791 (relating to Public Service Company of Colorado’s Senior Debt Securities). It should be noted that we have not audited any financial statements of Public Service Company of Colorado subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Minneapolis, Minnesota
March 29, 2002